Exhibit 3.1.24

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.	Name of Corporation	NCOP V, Inc.

2.	Resident Agent Name and Street Address:	Nevada Incorporators & Registration Service, LLC. 3993 Howard Hughes Parkway, Suite 460 Las Vegas, NEVADA 89109

3.	Shares:	Number of shares with par value 1,000	Par Value $1.00	Number of shares with out par value

4.	Names, Addresses, Number of the Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of 5 members whose names and addresses are as follows:

1.	Michael J. Barrist 507 Prudential Road, Horsham, PA 19044

2.	Michael B. Meringolo 507 Prudential Road, Horsham, PA 19044

3.	Joshua Gindin 507 Prudential Road, Horsham, PA 19044

4.	Richard J. Palmer 1705 Whitehead Road, Baltimore, MD 21207

5.	Purpose	The purpose of this corporation shall be: To purchase and/or service receivables and to engage in any other lawful business for which a corporation may be organized under Chapter 78 of the Nevada Revised Statutes.

6.	Other Matters:	Number of addition pages: 1

7.	Names, Addresses and Signatures of Incorporators:	Joseph L. Lindsay 3993 Howard Hughes Parkway, Suite 460 Las Vegas, NV 89109	Signature:	/s/ Joseph L. Lindsay

8.	Certificate of Acceptance of Appointment of	I, Nevada Incorporators & Registration Service, LLC, By: Joseph L. Lindsay. hereby accept appointment as Resident Agent for the above named corporation
	Resident Agent:	/s/ Joseph L. Lindsay Signature of Resident Agent		11-11-02 Date

EXHIBIT A

TO THE ARTICLES OF INCORPORATION

OF

NCOP V, INC.

DIRECTORS

Name	Address
Joseph L. Lindsay	3993 Howard Hughes Parkway Suite 460 Las Vegas, Nevada 89109

CERTIFICATE OF CHANGE OF

ADDRESS OF RESIDENT AGENT AND

REGISTERED OFFICE

The former address of Nevada Incorporators & Registration Service, LLC, the resident agent of the business entities listed below was:

OLD ADDRESS:	3993 Howard Hughes Parkway, Suite 460
Las Vegas, Clark County, Nevada 89109

The address of the above-named resident agent is now changed to:

NEW ADDRESS:	3763 Howard Hughes Parkway, Suite 170
Las Vegas, Clark County, Nevada 89109

Signature of resident agent:	/s/ Candace R. Corra
Authorized Signature of R.A. or On Behalf of R.A. Company

Type of business entities represented:

☒  corporation    ☐  limited partnership    ☐  limited-liability company

☐  business trust    ☐  limited-liability limited partnership    ☐  limited-liability partnership

Name of business entities represented by resident agent:

BB&T Service Corporation	Capellon, Inc.
Dalton Whitfield Holdings, Inc.	Dalton Whitfield Intangible Properties, Inc.
Dalton Whitfield Investments, Inc.	Dazies Playhouse
Definitive Business Solutions	First Security Holdings, Inc.
First Security Intangible Properties, Inc.	First Security Investments, Inc.
First State Intangible Properties, Inc.	First State Investments, Inc.
Frontier Holdings, Inc.	Frontier Intangible Properties, Inc.
Frontier Investments, Inc.	FSH Holdings, Inc.
Greenwood Outfitters-Nevada, Inc.	Grey Hawk, Inc.
Hibbett Capital Management, Inc.	Karl Klement Enterprises-Nevada, Inc.

Additional Page to Certificate of Change of Address

Of Resident Agent and Registered Office

KK Partners/FM-Nevada, Inc.	Klement Nevada Partner s/Chrylser, Inc.
Lydian REIT Holdings, Inc.	NCOP Capital, Inc.
NCOP I, Inc.	NCOP II, Inc.
NCOP III, Inc.	NCOP IV, Inc.
NCOP Lakes, Inc.	NCOP Nevada Holdings, Inc.
NCOP Strategic Partnership, Inc.	NCOP V, Inc.
NCOP/Martin, Inc.	NIRS, Inc.
Oasis Telecommunications, Data and Records, Inc.	Ravisent IP, Inc.
Stewart & Associates, A Professional Law Association	Super J-Nevada, Inc.
TSPC, Inc.	Vegan Properties, Inc.
Weather Management, Inc.	Axeda IP, Inc.
Cedar Columbia Nevada, Inc.	Lion Holdings, Inc.
Pacific Circle, Inc.	Nfinite Solutions, Inc.